Exhibit 99.1
BOB EVANS FARMS ANNOUNCES FISCAL 2010 YEAR-END RESULTS, ISSUES FISCAL 2011 OUTLOOK
Company announces reported diluted earnings per share of $2.28 and achieves adjusted consolidated operating income guidance for fiscal 2010
Adjusted operating income increases for fifth consecutive year
COLUMBUS, Ohio — June 8, 2010 — Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced financial results for the 2010 fourth fiscal quarter and fiscal year ended Friday, April 30, 2010.
Fiscal 2010 commentary
Chairman and Chief Executive Officer Steve Davis said an ongoing focus on innovation and productivity initiatives in fiscal 2010 enabled the Company to deliver a solid year, despite top-line challenges. “Excluding special items, our fiscal 2010 operating income results were within our guided range,” Davis said. “Productivity initiatives — particularly in cost of sales, labor and SG&A — helped offset negative leverage from lower sales and record-high sow costs in our fourth quarter. The food products segment’s profitability for the year exceeded our expectations, due largely to a strong first half and lower full-year sow costs relative to fiscal 2009. Our diluted earnings per share of $2.28 benefited from a lower effective tax rate driven by settlements with taxing authorities and reduced interest expense due to an $80 million debt reduction in fiscal 2010.
“During the last five years, we returned to our shareholders $95 million in dividends and $250 million in share repurchases while reducing total debt by $67 million. We have also increased our adjusted operating income for five consecutive years.”
Fourth-quarter commentary
Davis said the Company’s fourth-quarter results reflect difficult operating conditions in the restaurant segment and higher sow costs in the food products segment. “Adverse February weather exacerbated the sales challenges in our restaurant segment, but our new labor management systems, coupled with effective supply chain management and our actual-versus-theoretical food cost program, helped mitigate the impact from negative same-store sales,” Davis said. “Our food products segment faced record-high sow costs in the quarter, which caused the segment’s profitability to fall below our expectations, but we have completed the transition to a warehouse distribution model, which has a lower cost structure.”
Fiscal 2010 highlights
The Company reported consolidated operating income of $106.4 million in fiscal 2010, compared to $28.4 million in fiscal 2009. The fiscal 2010 results include the negative pretax impact of $4.1 million in net charges. Excluding the negative net impact of these charges, the Company’s fiscal 2010 reported consolidated operating income of $106.4 million would have been approximately $110.5 million, or 6.4 percent of net sales.

The 2009 results include the negative pretax impact of $75.3 million in net charges. Excluding the negative pretax impact of these charges, the Company’s fiscal 2009 reported consolidated operating income of $28.4 million would have been approximately $103.7 million, or 5.9 percent of net sales.
The fiscal 2010 results also include a 53rd week of operations, which contributed an incremental $31.3 million in sales and $6.9 million in operating income.
See “Disclosure regarding non-GAAP financial measures” below for a reconciliation of all non-GAAP measures used in this release.
Fiscal 2010 consolidated results
The Company reported consolidated operating income of $106.4 million and net income of $70.3 million in fiscal 2010. The full-year results include the negative impact of:
•	A total of $6.2 million in pretax noncash fixed-asset impairment charges in the second and fourth quarters for four underperforming Bob Evans restaurants and various other properties. These charges affected the “SG&A” line of the restaurant segment’s income statement.

•	A total of $1.8 million in pretax cash charges in the second, third and fourth quarters for severance payments and retirement costs. These charges affected the “SG&A” line of the restaurant and food products income statements.
The full-year results also include the positive impact of:
•	A total of $2.5 million in pretax life insurance proceeds in the second and third quarters. These proceeds affected the “SG&A” line of the restaurant segment’s income statement.

•	A $1.4 million pretax gain on the sale of an asset in the fourth quarter. This affected the “SG&A” line of the food products segment’s income statement.
Excluding this negative total net pretax impact of $4.1 million, the Company’s fiscal 2010 reported operating income of $106.4 million would have been approximately $110.5 million.
The Company reported operating income of $28.4 million and a net loss of $5.1 million in fiscal 2009. These results include the negative impact of:
•	A $0.7 million pretax cash charge in the first quarter for a legal settlement. This charge affected the “SG&A” line of the restaurant segment’s income statement.

•	A $56.2 million pretax noncash charge in the third quarter for the impairment of goodwill related to the acquisition of Mimi’s Café. This charge is part of the “Goodwill & other intangibles impairment” line of the restaurant segment’s income statement.

•	An $11.8 million pretax noncash charge in the third quarter for the impairment of intangible assets (i.e., the Mimi’s Café trade name) related to the acquisition of Mimi’s Café. This comprises part of the “Goodwill & other intangibles impairment” line of the restaurant segment’s income statement.

•	A $6.4 million pretax noncash fixed-asset impairment charge in the third quarter for six underperforming Mimi’s Café restaurants. This charge affected the “SG&A” line of the restaurant segment’s income statement.

•	A $0.8 million pretax cash charge in the third quarter for severance payments and retirement costs. This charge affected the “SG&A” line of the restaurant segment’s income statement.

•	A $0.4 million pretax noncash charge in the third quarter for unusable spare parts in the Company’s food products division. This charge affected the “Other operating expenses” line of the food products division’s income statement.
These pretax charges total $76.3 million.
Partly offsetting the negative impact of these charges in fiscal 2009 was the positive impact of $1.0 million in total pretax gains on the sale of real estate assets, including $0.7 million in the second quarter and $0.3 million in the third quarter. These gains benefited the “SG&A” line of the restaurant segment’s income statement.
Excluding this negative total pretax net impact of $75.3 million, the Company’s fiscal 2009 reported consolidated operating income of $28.4 million would have been approximately $103.7 million.
The Company’s fiscal 2009 tax provision reflects the impact of the $56.2 million goodwill impairment charge, which was not tax deductible. Excluding the goodwill impairment charge, the Company estimates its effective tax rate would have been approximately 29.4 percent.
Fiscal 2010 consolidated income statement summary
Below is a summary of the Company’s consolidated fiscal 2010 income statement, which includes the benefit of a 53rd operating week. This extra week contributed an incremental $31.3 million in sales and $6.9 million in operating income.
•	Net sales — Net sales were $1.73 billion in fiscal 2010, a 1.4 percent decrease compared to $1.75 billion in fiscal 2009. This decrease was the result of same-store sales declines at Bob Evans Restaurants and Mimi’s Café, partly offset by the impact of the 53rd operating week.
The table below contains the fiscal 2010 and fourth-quarter same-store sales results for Bob Evans Restaurants and Mimi’s Café.

SAME-STORE SALES

Restaurant Concept	SSS Restaurants	Feb.	March	April	4Q FY 2010	FY 2010
Bob Evans	560	-7.3%	-0.4%	-4.6%	-4.1%	-3.5%
Mimi’s Café	115	-7.9%	-5.5%	-7.9%	-7.1%	-7.2%
COMBINED	675	-7.4%	-1.7%	-5.4%	-4.9%	-4.5%
•	Cost of sales — Cost of sales was $516.7 million, or 29.9 percent of net sales, in fiscal 2010, compared to $537.1 million, or 30.7 percent of net sales, in fiscal 2009. The lower cost of sales was primarily the result of lower commodities costs, mix shifts to higher-margin products and effective supply chain management in the restaurant segment, as well as a 6.7 percent year-over-year decrease in sow costs, which averaged $42 per hundredweight compared to $45 during fiscal 2009.

•	Operating wages — Operating wages were $596.1 million, or 34.5 percent of net sales, in fiscal 2010, compared to $597.8 million, or 34.1 percent of net sales, in fiscal 2009. This increase as a percentage of net sales was the result of higher plant labor in the food products segment and minimum wage increases, higher health insurance claims and negative leverage due to same-store sales declines at both restaurant concepts, partly offset by a reduction in manager bonuses and labor hours in the restaurant segment.

•	Other operating expenses — Other operating expenses were $276.5 million, or 16.0 percent of net sales, in fiscal 2010, compared to $280.4 million, or 16.0 percent of net sales, in fiscal 2009. Expanded production facilities in the food products segment resulted in higher production supplies, utilities and maintenance expenses, which offset lower utilities and preopening expenses in the restaurant segment. The fiscal 2009 results include the negative impact of the $0.4 million in noncash charges for unusable spare parts in the food products segment.

•	SG&A — Selling, general and administrative expenses were $147.2 million, or 8.5 percent of net sales, in fiscal 2010, compared to $157.0 million, or 9.0 percent of net sales, in fiscal 2009.
The fiscal 2010 results include the impact of the following pretax items:
•	$6.2 million in noncash fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties

•	$1.8 million in cash charges for severance payments and retirement costs

•	$2.5 million in life insurance proceeds

•	$1.4 million in gains on the sale of an asset

The fiscal 2009 SG&A expenses include the impact of the following pretax items:
•	$0.7 million in cash charges for a legal settlement

•	$6.4 million in noncash fixed-asset impairment charges for six underperforming Mimi’s Café restaurants

•	$0.8 million in cash charges for severance payments and retirement costs

•	$1.0 million in total gains from the sale of restaurant assets
In addition to this year-over-year positive variance, fiscal 2010 benefitted from converting the food products segment to a more efficient warehouse distribution system, which more than offset the negative leverage from declining same-store sales in the restaurant segment.
•	Net interest expense — The Company’s net interest expense was $10.1 million in fiscal 2010 compared to $12.3 million in fiscal 2009. The lower interest expense was primarily the result of lower average outstanding borrowings in fiscal 2010 compared to fiscal 2009. The Company reduced its total debt $79.9 million during fiscal 2010.

•	Income taxes — The Company’s effective tax rate for fiscal 2010 was 27.0 percent. The income tax provision in fiscal 2009 reflects the impact of the $56.2 million goodwill impairment charge, which was not tax deductible. Excluding the impact of the goodwill impairment charge, the Company estimates its effective tax rate in fiscal 2009 would have been approximately 29.4 percent. The lower effective tax rate in fiscal 2010 relative to the adjusted rate a year ago reflects the impact of settlements with certain state taxing authorities.

•	Diluted weighted-average shares outstanding — The Company’s diluted weighted-average share count was 30.9 million in fiscal 2010 compared to 30.7 million in fiscal 2009. The Company repurchased 731,814 shares in fiscal 2010.
Fiscal 2010 restaurant segment summary
The restaurant segment reported operating income of $85.1 million, or 6.0 percent of net sales, in fiscal 2010, compared to reported operating income of $12.8 million, or 0.9 percent of net sales, in fiscal 2009. The following pretax items affected the restaurant segment’s fiscal 2010 results:
•	$6.2 million in noncash fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties

•	$0.8 million in cash charges for severance payments and retirement costs

•	$2.5 million in life insurance proceeds
Excluding this negative net pretax impact of $4.5 million, the restaurant segment’s reported fiscal 2010 operating income of $85.1 million would have been $89.6 million, or 6.4 percent of net sales.
The following pretax items affected the restaurant segment’s fiscal 2009 results:

•	$0.7 million in cash charges for a legal settlement

•	$56.2 million in noncash charges for the impairment of goodwill related to the acquisition of Mimi’s Café

•	$11.8 million in noncash charges for the impairment of intangible assets (i.e., the Mimi’s Café trade name) related to the acquisition of Mimi’s Café

•	$6.4 million in noncash fixed-asset impairment charges for six underperforming Mimi’s Café restaurants

•	$0.8 million in cash charges for severance payments and retirement costs

•	$1.0 million in total gains on the sale of real estate assets
Excluding this negative net pretax impact of $74.9 million, the restaurant segment’s reported fiscal 2009 operating income of $12.8 million would have been $87.7 million, or 6.1 percent of net sales.
Below is a summary of the restaurant segment’s fiscal 2010 income statement, which includes the benefit of a 53rd operating week. This extra week contributed an incremental $25.8 million in sales and $5.7 million in pretax income.
Net sales — The restaurant segment reported net sales of $1.41 billion, a 1.9 percent decrease compared to $1.44 billion in fiscal 2009. Same-store sales at Bob Evans Restaurants were down 3.5 percent in fiscal 2010, with average menu prices up 1.9 percent. At Mimi’s Café, same-store sales decreased 7.2 percent for fiscal 2010, with average menu prices up 2.2 percent. The Company opened two new Mimi’s Café restaurants and closed one Bob Evans restaurant during fiscal 2010.
Cost of sales — The restaurant segment’s cost of sales was 24.2 percent of net sales compared to 25.1 percent of net sales in fiscal 2009. This improvement was primarily the result of lower commodities costs, mix shifts to higher-margin products and lower costs resulting from effective supply chain management.
Operating wages — The restaurant segment’s cost of labor was 39.5 percent of net sales compared to 39.2 percent of net sales in fiscal 2009. The increase was due to deleverage from negative same-store sales, higher health insurance claims and minimum wage increases, partly offset by lower manager bonuses and labor hours.
Other operating expenses — The restaurant segment’s other operating expenses were 18.4 percent of net sales in both fiscal 2010 and fiscal 2009, as deleverage from lower same-store sales offset lower utilities and preopening expenses.
SG&A — The restaurant segment’s selling, general and administrative expenses were 6.6 percent of net sales in both fiscal 2010 and fiscal 2009.
The 2010 results include the impact of the following pretax items:

•	$6.2 million in noncash fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties

•	$0.8 million in cash charges for severance payments and retirement costs

•	$2.5 million in life insurance proceeds
The life insurance proceeds partially offset the charges cited above, as well as the negative impact of deleverage from lower sales.
The 2009 results include the impact of the following pretax items:
•	$0.7 million in cash charges for a legal settlement

•	$6.4 million in noncash fixed-asset impairment charges for six underperforming Mimi’s Café restaurants

•	$0.8 million in cash charges for severance payments and retirement costs

•	$1.0 million in total pretax gains from the sale of restaurant assets
Fiscal 2010 food products segment summary
Reported operating income for the food products segment was $21.3 million, or 6.7 percent of net sales, in fiscal 2010, compared to $15.6 million, or 5.0 percent of net sales, in fiscal 2009. The fiscal 2010 results include the impact of $1.0 million in pretax cash charges for severance payments and retirement costs, as well as a $1.4 million pretax gain on the sale of an asset. The fiscal 2009 results include the negative impact of the $0.4 million noncash charge for unusable spare parts.
Excluding the net pretax benefit of $0.4 million, the food products segment’s reported fiscal 2010 operating income of $21.3 million would have been approximately $20.9 million. Excluding the negative impact of the $0.4 million noncash charge for unusable spare parts, the food products segment’s reported fiscal 2009 operating income of $15.6 million would have been approximately $16.0 million.
Below is a summary of the food products segment’s fiscal 2010 income statement, which includes the benefit of a 53rd operating week. This extra week contributed an incremental $5.5 million in sales and $1.2 million in operating income.
Net sales — The food products segment’s net sales were $315.7 million in fiscal 2010, up 1.4 percent compared to $311.4 million in fiscal 2009. Pounds sold of comparable products increased 7 percent in fiscal 2010 compared to fiscal 2009, driven by new account gains and new authorizations in existing accounts of sausage products and side dishes. Higher levels of promotional discounts provided to retailers reduced the amount of the net sales increase relative to the increase in comparable pounds sold.
Cost of sales — The food products segment’s cost of sales was 55.4 percent of net sales compared to 56.4 percent of net sales in fiscal 2009. The improvement was due to a 6.7 percent decrease in sow costs, which averaged $42 per hundredweight compared to $45 per hundredweight in fiscal 2009.

Operating wages — The food products segment’s cost of labor was 12.2 percent of net sales compared to 11.1 percent of net sales in fiscal 2009. The increase was due primarily to additional expenses associated with increased production at the Company’s Sulphur Springs, Texas, facility and overtime labor hours incurred to meet shipment demand for key accounts during fiscal 2010.
Other operating expenses — The food products segment’s other operating expenses were 5.3 percent of net sales compared to 4.9 percent of net sales in fiscal 2009. This increase was due primarily to additional expenses associated with the expansion of the Company’s Sulphur Springs, Texas, facility. The reported fiscal 2009 results include the $0.4 million noncash charge for unusable spare parts.
SG&A — The food products segment’s SG&A expenses were 17.4 percent of net sales compared to 20.0 percent of net sales in fiscal 2009. The 2010 results include the negative net impact of $1.0 million in pretax cash charges for severance payments and retirement costs, as well as a $1.4 million gain on the sale of an asset. More than offsetting this negative net impact was the lower cost structure associated with the Company’s warehouse distribution system relative to the previous direct-store-delivery (or DSD) system. The Company expects the warehouse distribution system to result in a lower cost structure going forward.
Fourth-quarter consolidated results
The Company reported consolidated operating income of $28.0 million and net income of $20.8 million in the fourth quarter of fiscal 2010. The fourth-quarter results include:
•	$4.7 million in noncash pretax fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties. These charges affected the “SG&A” line of the restaurant segment’s income statement.

•	$1.3 million in pretax cash charges for severance payments and retirement costs. These charges affected the “SG&A” line of the restaurant and food products segments’ income statements.
The fourth-quarter fiscal 2010 results also include the positive impact of a $1.4 million pretax gain on the sale of an asset. This affected the “SG&A” line of the food products segment’s income statement.
Excluding this negative net pretax impact of $4.6 million, the Company’s reported fourth-quarter fiscal 2010 operating income of $28.0 million would have been approximately $32.6 million.
The Company reported operating income of $31.0 million and net income of $21.1 million in the fourth quarter of fiscal 2009.

Fourth-quarter consolidated income statement summary
Below is a summary of the Company’s consolidated fourth-quarter 2010 income statement, which includes the benefit of a 53rd operating week. This extra week contributed an incremental $31.3 million in sales and $6.9 million in operating income.
•	Net sales — Net sales were $442.7 million in the fourth quarter of fiscal 2010, a 2.7 percent increase compared to $431.0 million in the fourth quarter of fiscal 2009. This increase resulted from the 53rd operating week, partly offset by same-store sales declines at Bob Evans Restaurants and Mimi’s Café.

•	Cost of sales — Cost of sales were $133.6 million, or 30.2 percent of net sales, in the fourth quarter of fiscal 2010, compared to $129.9 million, or 30.1 percent of net sales a year ago. The higher cost of sales was the result of a 10 percent year-over-year increase in sow costs, which averaged $56 per hundredweight compared to $51 per hundredweight during the fourth quarter last year. Partly offsetting this was lower cost of sales in the restaurant segment due to effective supply chain management and the implementation of an actual-versus-theoretical food cost program at Bob Evans Restaurants.

•	Operating wages — Operating wages were $152.4 million, or 34.4 percent of net sales in the fourth quarter of fiscal 2010, compared to $146.7 million, or 34.1 percent of net sales in the fourth quarter of fiscal 2009. This increase was the result of higher plant labor in the food products segment, as well as minimum wage increases, higher health insurance claims and negative leverage due to same-store sales declines at both restaurant concepts, partly offset by lower manager bonuses and a reduction in labor hours at both restaurant concepts.

•	Other operating expenses — Other operating expenses were $68.3 million, or 15.5 percent of net sales, in the fourth quarter of fiscal 2010, compared to $65.7 million, or 15.2 percent of net sales, in the fourth quarter of fiscal 2009. This increase resulted from:
•	Expanded production facilities in the food products segment, which resulted in higher production supplies, utilities and maintenance expenses, and

•	Higher maintenance, marketing and utilities expenses, partly offset by lower preopening expenses, in the restaurant segment
•	SG&A — Selling, general and administrative expenses were $39.1 million, or 8.8 percent of net sales, in the fourth quarter of fiscal 2010, compared to $36.8 million, or 8.5 percent of net sales, in the fourth quarter of fiscal 2009.
The 2010 fourth-quarter results include the impact of the following pretax items:
•	$4.7 million in noncash fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties

•	$1.3 million in cash charges for severance payments and retirement costs

•	$1.4 million in gains on the sale of an asset in the fourth quarter

The net negative impact of the aforementioned items and negative leverage from declining same-store sales offset the benefit of converting the food products segment to a more efficient warehouse distribution system in fiscal 2010.
•	Net interest expense — The Company’s net interest expense was $2.3 million in the fourth quarter of fiscal 2010 compared to $2.8 million in the fourth quarter of fiscal 2009. The lower interest expense primarily resulted from lower average outstanding borrowings in fiscal 2010 compared to fiscal 2009.

•	Income taxes — The Company’s effective tax rate for the fourth quarter of fiscal 2010 was 19.1 percent. This compares to an effective tax rate of 25.3 percent in the fourth quarter of fiscal 2009. The lower effective tax rate in the fourth quarter of fiscal 2010 relative to the prior year reflects the impact of recent settlements with state taxing authorities.

•	Diluted weighted-average shares outstanding — The Company’s diluted weighted-average share count was 30.6 million in the fourth quarter of fiscal 2010 compared to 30.7 million in the fourth quarter of fiscal 2009. The Company repurchased 180,996 shares in the fourth quarter of fiscal 2010.
Fourth-quarter restaurant segment summary
The restaurant segment reported operating income of $23.5 million, or 6.5 percent of net sales, in the fourth quarter of fiscal 2010, compared to $26.6 million, or 7.5 percent of net sales, in the fourth quarter of fiscal 2009.
Affecting the restaurant segment’s fiscal 2010 fourth-quarter results were the following pretax items:
•	$4.7 million in noncash pretax fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties

•	$0.6 million in pretax cash charges for severance payments and retirement costs
Excluding this negative net pretax impact of $5.3 million, the restaurant segment’s reported fourth-quarter operating income of $23.5 million would have been approximately $28.9 million.
The restaurant segment reported operating income of $26.6 million in the fourth quarter of fiscal 2009.
Below is a summary of the restaurant segment’s fourth-quarter 2010 income statement, which includes the benefit of a 53rd operating week. This extra week contributed an incremental $25.8 million in sales and $5.7 million in pretax income.

•	Net sales — Net sales were $362.9 million in the fourth quarter of fiscal 2010, a 2.3 percent increase compared to $354.5 million in the fourth quarter of fiscal 2009. This increase was due to the 53rd operating week, partly offset by same-store sales declines at Bob Evans Restaurants and Mimi’s Café.

•	Cost of sales — Cost of sales was 23.6 percent of net sales in the fourth quarter of fiscal 2010, compared to 24.5 percent of net sales in the fourth quarter of fiscal 2009. The improvement in cost of sales was the result of effective supply chain management and the implementation of an actual-versus-theoretical food cost program at Bob Evans Restaurants.

•	Operating wages — Operating wages were 39.5 percent of net sales in the fourth quarter of fiscal 2010, compared to 39.1 percent of net sales in the fourth quarter of fiscal 2009. This increase as a percentage of net sales was the result of higher health insurance claims, minimum wage increases and negative leverage due to same-store sales declines at both restaurant concepts, partly offset by lower manager bonuses and a reduction in labor hours.

•	Other operating expenses — Other operating expenses were 17.8 percent of net sales in the fourth quarter of fiscal 2010 compared to 17.6 percent of net sales, in the fourth quarter of fiscal 2009. The increase was the result of deleverage from negative same-store sales, as well as higher maintenance, marketing and utilities expenses, partly offset by lower preopening expenses.

•	SG&A — Selling, general and administrative expenses were 7.5 percent of net sales in the fourth quarter of fiscal 2010 compared to 6.0 percent of net sales in the fourth quarter of fiscal 2009.
The 2010 fourth-quarter results include the impact of the following pretax items:
•	$4.7 million in noncash fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties

•	$0.6 million in cash charges for severance payments and retirement costs
The year-over-year increase as a percentage of net sales reflects the net negative impact of the aforementioned items and negative leverage from declining same-store sales.
Fourth-quarter food products segment summary
Reported operating income for the food products segment was $4.4 million, or 5.6 percent of net sales, in the fourth quarter of fiscal 2010. The fiscal 2010 results include the impact of $0.7 million in pretax cash charges for severance payments and retirement costs, as well as a $1.4 million pretax gain on the sale of an asset.

Excluding this net pretax benefit of $0.7 million, the food products segment’s reported fourth-quarter operating income of $4.4 million would have been about $3.7 million.
The food products segment reported operating income of $4.4 million, or 5.8 percent of net sales, in the fourth quarter of fiscal 2009.
Below is a summary of the food products segment’s fiscal 2010 income statement, which includes the benefit of a 53rd operating week. This extra week contributed an incremental $5.5 million in sales and $1.2 million in operating income.
Net sales — The food products segment’s net sales were $79.8 million in the fourth quarter of fiscal 2010, up 4.4 percent compared to $76.5 million in the fourth quarter of fiscal 2009. Pounds sold of comparable products increased 4 percent in fiscal 2010 compared to fiscal 2009, driven by new account gains and new authorizations in existing accounts of sausage products and side dishes. Higher levels of promotional discounts provided to retailers reduced the amount of the net sales increase relative to the increase in comparable pounds sold.
Cost of sales — The food products segment’s cost of sales was 60.0 percent of net sales in the fourth quarter of fiscal 2010, compared to 56.3 percent of net sales in the fourth quarter of fiscal 2009. The higher cost of sales relative to the fourth quarter of fiscal 2009 was due to a 10 percent increase in sow costs, which averaged $56 per hundredweight compared to $51 per hundredweight in fiscal 2009.
Operating wages — The food products segment’s cost of labor was 11.4 percent of net sales in the fourth quarter of fiscal 2010 compared to 10.5 percent of net sales in the fourth quarter of fiscal 2009. The increase was due primarily to additional expenses associated with increased production at the Company’s Sulphur Springs, Texas, facility and higher health insurance claims.
Other operating expenses — The food products segment’s other operating expenses were 4.9 percent of net sales in the fourth quarter of fiscal 2010 compared to 4.2 percent of net sales in the fourth quarter of fiscal 2009. This increase was due primarily to additional expenses associated with the expansion of the Company’s Sulphur Springs, Texas, facility.
SG&A — The food products segment’s SG&A expenses were 14.9 percent of net sales in the fourth quarter of fiscal 2010 compared to 20.5 percent of net sales in the fourth quarter of fiscal 2009. The year-over-year decrease was primarily the result of the lower cost structure associated with the Company’s warehouse distribution system, as well as the net benefit of a $1.4 million gain on the sale of an asset, partly offset by a $0.7 million pretax cash charge for severance payments and retirement costs.

Fiscal year 2011 outlook
The Company’s estimate for reported fiscal 2011 operating income is approximately $105 to $110 million. This outlook relies on a number of important assumptions, including same-store sales estimates and the risk factors discussed in the Company’s securities filings.
The Company expects the following factors to have a significant negative impact on its fiscal 2011 results relative to fiscal 2010:
•	Significantly higher sow costs. The Company estimates that its sow costs will be in the range of $55 to $60 per hundredweight in fiscal 2011 compared to $42 in fiscal 2010.

•	The loss of an extra operating week. The 53rd operating week contributed an incremental $31.3 million in sales and $6.9 million in operating income to the Company’s fiscal 2010 results.

•	An effective tax rate that is more representative of the Company’s historical average. The Company estimates that its effective tax rate in fiscal 2011 will be approximately 34 percent compared to 27 percent in fiscal 2010.
Reported fiscal 2010 operating income of $106.4 million includes the negative impact of $4.1 million in special items. Excluding the $6.9 million benefit of the 53rd operating week and the negative impact of $4.1 million in special items, fiscal 2010 reported operating income would have been $103.7 million.
Particular assumptions for the Company’s full year include the following:
•	Net sales — Consolidated net sales of approximately $1.7 billion.

The net sales estimate includes the Company’s expectation for both restaurant concepts to realize gradual improvement in same-store sales results throughout the year, with flat to slightly positive quarterly comps at both Bob Evans Restaurants and Mimi’s Café by the end of fiscal 2011.

The Company’s net sales estimate also includes the following assumptions:
•	Bob Evans Restaurants — Overall net sales of about $965 million to $985 million, with full-year same-store sales between negative 2.0 percent and flat. The Company expects lower same-store sales in the first quarter, with gradual sequential improvement in the second, third and fourth quarters due partly to menu innovation initiatives. In fiscal 2011, the Company plans to build three new Bob Evans restaurants.

•	Mimi’s Café — Overall net sales of about $380 million to $395 million, with full-year same-store sales in the negative 5.0 to negative 2.0 percent range. The Company expects lower same-store sales in the first quarter, with gradual sequential improvement in the second, third and fourth quarters due partly to menu innovation initiatives. The Company does not plan to open any new Mimi’s Café restaurants in 2011.

•	Food products — Overall net sales of approximately $330 million to $360 million. The Company expects to realize a lower growth rate in the first quarter and higher year-over-year increases in the second, third and fourth quarters, resulting in part from pricing initiatives implemented early in the second quarter.
•	Restaurant operating margin — The Company expects a restaurant segment operating margin of approximately 6 to 7 percent. Included in this estimate are the following assumptions:
•	Cost of sales — Pressure from increasing commodity costs, offset by positive mix shifts and effective supply chain management.

•	Operating wages — Improvements reflecting expected labor efficiencies.
Food products operating margin — The Company expects a food products segment operating margin of approximately 4.5 to 6 percent for the full year, but significantly lower in the first quarter. Specifically, the Company anticipates that its food products operating margin will be approximately breakeven in the first quarter due primarily to substantively higher year-over-year sow costs and costs associated with manufacturing productivity initiatives.
Beginning in the second quarter, the Company expects to realize substantive improvements in its food products margins from:
•	Sales gains resulting mostly from pricing initiatives implemented early in the second quarter, and

•	Cost savings related to manufacturing productivity initiatives.
Included in this estimate are average sow costs of approximately $55 to $60 per hundredweight for the full year.
•	Depreciation and amortization — Approximately $85 million to $87 million for the 2011 fiscal year.

•	Net interest expense of approximately $9 million to $10 million for fiscal 2011.

•	An effective tax rate of approximately 34 percent for fiscal 2011.

•	A diluted weighted-average share count of approximately 31 million shares for fiscal 2011.

•	Capital expenditures of about $65 to $70 million for the 2011 fiscal year.

The Company plans to build three new Bob Evans restaurants and no new Mimi’s Café restaurants during fiscal 2011. The Company plans to rebuild two Bob Evans restaurants and no Mimi’s Café restaurants in fiscal 2011. The Company plans to remodel 40 to 50 Bob Evans restaurants and about 10 Mimi’s Café restaurants.
The Company’s Board of Directors has authorized a $25 million share repurchase program during fiscal 2011.
Company to host analyst and investor meeting on Wednesday, June 9, 2010
The Company plans to host a meeting for analysts and investors to discuss its 2010 results and 2011 outlook on Wednesday, June 9, from noon to approximately 5 p.m. (ET). The meeting, which will be available simultaneously as a conference call and webcast, will take place at the Company’s headquarters in Columbus, Ohio.
Those not planning to attend in person may:
•	Listen to a simultaneous conference call beginning at 1:00 p.m. (ET). The dial-in number is (800) 690-3108, access code 73323576. The conference call replay will be available for 48 hours, beginning two hours after the call at (800) 642-1687, access code: 73323576.

•	Listen to a simultaneous webcast at www.bobevans.com/ir. The archived webcast will also be available on the Web site.
About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans and Mimi’s Café brand names. At the end of the fourth fiscal quarter (April 30, 2010), Bob Evans owned and operated 569 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States, while Mimi’s Café owned and operated 146 casual restaurants located in 24 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company’s Web site at www.bobevans.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 24, 2009 and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the company are qualified by the cautionary statements in this section.

Contact:
David D. Poplar
Vice President, Investor Relations
(614) 492-4954
Consolidated Financial Results (unaudited)
(Thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Apr. 30, 2010	Apr. 24, 2009	Apr. 30, 2010	Apr. 24, 2009

Net Sales
Restaurant Segment	$362,855	$354,527	$1,411,092	$1,439,090
Food Products Segment	79,799	76,470	315,712	311,422

Total	$442,654	$430,997	$1,726,804	$1,750,512

Operating Income
Restaurant Segment	$23,539	$26,555	$85,144	$12,796
Food Products Segment	4,436	4,444	21,270	15,571

Total	$27,975	$30,999	$106,414	$28,367

Net Interest Expense	$2,300	$2,791	$10,088	$12,306

Income Before Income Taxes	$25,675	$28,208	$96,326	$16,061

Provisions for Income Taxes	$4,911	$7,134	$25,998	$21,207

Net Income	$20,764	$21,074	$70,328	($5,146)

Earnings Per Share
Basic	$0.68	$0.69	$2.29	($0.17)
Diluted	$0.68	$0.69	$2.28	($0.17)

Average Shares Outstanding
Basic	30,436	30,704	30,775	30,744
Diluted	30,566	30,744	30,890	30,744

Disclosure regarding non-GAAP financial measures
The Company uses adjusted operating income as a measure for comparing its performance to prior periods and competitors, and believes it is useful because it provides investors and other interested parties a means to evaluate the Company’s performance relative to its past performance, without regard to unusual charges and gains. Adjusted operating income is not a recognized GAAP term.
GAAP to Non-GAAP Reconciliation of Operating Income (unaudited)
(Thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Apr. 30, 2010	Apr. 24, 2009	Apr. 30, 2010	Apr. 24, 2009
Operating income as reported:
Restaurant	$23,539	$26,555	$85,144	$12,796
Food Products	4,436	4,444	21,270	15,571

Total	27,975	30,999	106,414	28,367

Adjustments:
Impairment — Restaurant	4,677	0	6,195	74,406
Severance — Restaurant	646	0	789	801
Severance — Food Products	691	0	996	0
Legal settlement — Restaurant	0	0	0	675
Life insurance gains — Restaurant	0	0	(2,487)	0
Inventory obsolescence — Food Products	0	0	0	450
Gain on asset sale — Food Products	(1,362)	0	(1,362)	0
Gain on asset sale — Restaurants	0	0	0	(1,032)

Adjusted operating income with FY 2010 on a 53 weeks basis:
Restaurant	28,862	26,555	89,641	87,646
Food Products	3,765	4,444	20,904	16,021

Total	32,627	30,999	110,545	103,667

Impact of 53rd week on operating income:
Restaurant	(5,736)	0	(5,736)	0
Food Products	(1,156)	0	(1,156)	0

Adjusted operating income on a 52 week basis:
Restaurant	23,126	26,555	83,905	87,646
Food Products	2,609	4,444	19,748	16,021

Total	25,735	30,999	103,653	103,667